UNWIND AGREEMENT


         UNWIND AGREEMENT dated as of this 1st day of June, 1996 by and between JOHN R. QUINN ("Seller") and CHILDREN'S BROADCASTING
CORPORATION ("Buyer").

                               W I T N E S S E T H

         WHEREAS, pursuant to a Stock Purchase Agreement dated January 19, 1996, as amended, between Seller and Buyer, Seller sold to Buyer, and Buyer purchased from Seller the corporate stock of Radio Elizabeth, Inc., the licensee of radio station WJDM(AM), Elizabeth, New Jersey;

         WHEREAS, the Federal Communications Commission ("FCC") has issued its consent to the transfer of control of Radio Elizabeth, Inc. which enabled the parties to consummate the transaction, but that FCC consent has not yet become final, as the time for further reconsideration, review or appeal has not yet expired.

         WHEREAS; the parties wish to provide for the unlikely circumstance in which the FCC rescinds its consent to the transfer of control and orders the unwinding of the transaction;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Seller and Buyer covenant and agree as follows:

         1. Unwinding of Transaction. Should the FCC rescind its consent to the transfer of control of Radio Elizabeth, Inc. and specifically order the unwinding of the transaction, then and only then shall the Seller and the Buyer endeavor to return each to the status of the parties existing prior to the date of the consummation of the transaction.

         2. Continued Prosecution of FCC Application. In the event that actions described in Section are required to be taken by the parties, the parties will continue to prosecute their FCC application before the FCC through all possible appeals and diligently use all reasonable efforts to re-obtain FCC consent to the transaction and consummate the transaction in accord with the Stock Purchase Agreement.

         3. Termination. This Unwind Agreement terminates immedi ately at the time that FCC consent becomes final, no longer subject to reconsideration, review or appeal, and the time for Commission action on its own motion has expired.

         4. Successors and Assigns. This Unwind Agreement shall be binding upon, and inure to the benefit of, the heirs, personal representatives, successors and assigns of the parties.

         5. Construction. This Unwind Agreement shall be construed and enforced in accordance with the substantive laws of the State of New Jersey without reference to principles of conflicts of law in effect in such State.

         6. Multiple Counterparts. This Unwind Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the undersigned have executed this Unwind Agreement to be effective on the date first above written.


                                   SELLER:

                                   JOHN R. QUINN


                                   /s/ John R. Quinn
                                   John R. Quinn


                                   BUYER:

                                   CHILDREN'S BROADCASTING CORPORATION


                                   By   /s/ James G. Gilbertson
                                        James G. Gilbertson
                                        COO